UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009 (August 26, 2009)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-32739 (Commission File Number)	20-1821898 (IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee (Address of principal executive offices)	37067 (Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     On August 26, 2009, Herbert A. Fritch, Chief Executive Officer of HealthSpring, Inc. (the “Company”), adopted a new pre-arranged, non-discretionary stock trading plan to sell a portion of his Company common stock over time as part of a long-term strategy for liquidity and asset diversification. The plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s policies with respect to stock transactions by Company insiders. Transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.
     Mr. Fritch’s plan covers up to 675,000 shares of Company common stock. Subject to certain limitations, sales may take place over a one-year period commencing no earlier than November 2, 2009. Under the plan, all sales are subject to specified minimum per share price limits. These share price limits are in excess of the $14.02 closing sales price reported on the New York Stock Exchange for the Company’s common stock on August 26, 2009.
     Mr. Fritch’s previous Rule 10b5-1 stock trading plan expired on June 16, 2009, under which only 142,500 of the 500,000 shares that were covered by such plan (exclusive of shares subject to prepaid forward-sale contracts) were sold, because of share price limits that were not met.
     The information furnished pursuant to this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President
Date: August 28, 2009